As filed with the Securities and Exchange Commission on April 30, 2025

Registration No. 333-194262
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-194262 UNDER THE SECURITIES ACT OF 1933
Knowles Corporation
(Exact name of registrant as specified in its charter)

Delaware	90-1002689
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1151 Maplewood Drive, Itasca, IL	60143
(Address of Principal Executive Offices)	(Zip Code)

Knowles Corporation 401(k) Plan
(Full title of the plan)
Robert J. Perna
Senior Vice President, General Counsel and Secretary
Knowles Corporation
1151 Maplewood Drive
Itasca, IL 60143
(Name and address of agent for service)

(630) 250-5100
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company	☐	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES
Knowles Corporation, a Delaware corporation (the “Registrant”), is filing with the Securities and Exchange Commission (the “SEC”) this post-effective amendment (“Post-Effective Amendment”) to deregister the shares of common stock, par value $0.01 per share, of the Registrant (the “Common Stock”), previously registered under the Registrant’s Form S-8 Registration Statement No. 333-194262 (the “Registration Statement”) filed with the SEC, which registered the offering of 2,500,000 shares of Common Stock and an indeterminate number of interests pursuant to the Knowles Corporation 401(k) Plan (the “Plan”).
Effective December 12, 2024, investing in the fund consisting primarily of Common Stock ceased to be an investment option under the Plan and, on December 10, 2024, all Plan balances invested in such fund and related plan interests were liquidated. Accordingly, no offers or sales of shares of Common Stock under the Plan or any related plan interests related thereto are required to be registered under the Registration Statement. The Registrant hereby terminates the effectiveness of the Registration Statement, and the Registrant hereby deregisters all shares of the Common Stock and all related plan interests registered pursuant to the Registration Statement that remain unsold or unissued as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Common Stock and related plan interests.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Itasca, State of Illinois, on April 29, 2025.

Knowles Corporation
By:	/s/ Robert J. Perna
Name:	Robert J. Perna
Title:	Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on April 29, 2025.

Signature	Title

/s/ Jeffrey S. Niew	Chief Executive Officer, President and Director
Jeffrey S. Niew	(Principal Executive Officer)

/s/ John S. Anderson	Senior Vice President and Chief Financial Officer
John S. Anderson	(Principal Financial Officer)

/s/ Air A. Bastarrica, Jr.	Vice President, Controller
Air A. Bastarrica, Jr.	(Principal Accounting Officer)

/s/ Keith Barnes	Chairman, Board of Directors
Keith Barnes

/s/ Laura Angelini	Director
Laura Angelini

/s/ Jason Cardew	Director
Jason Cardew

/s/ Daniel J. Crowley	Director
Daniel J. Crowley

/s/ Didier Hirsch	Director
Didier Hirsch

/s/ Ye Jane Li	Director
Ye Jane Li

/s/ Cheryl Shavers	Director
Cheryl Shavers

/s/ Michael S. Wishart	Director
Michael S. Wishart

Pursuant to the requirements of the Securities Act of 1933, as amended, the Knowles Corporation Benefits and Investment Committee, which oversees the Plan, has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Itasca, State of Illinois, on April 29, 2025.

Benefits and Investment Committee
By:	/s/ Michael Samonds
Name:	Michael Samonds
Title:	Senior Director, Total Rewards